EXHIBIT 3.1(ii)
                                                  A0568992
                                                  ENDORSED-FILED
                                     in the office of the Secretary of State
                                            of the State of California
                                                  AUG - 9  2001
                                            Bill Jones, Secretary of State

                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                ANTICLINE URANIUM, INC., a California corporation


     The undersigned certify that:

     1.   John Michael Coombs is the president and Terry Pantelakis is the secretary/treasurer of ANTICLINE URANIUM, INC., a California corporation.

     2.   (a)       ARTICLE FIVE of the Articles of Incorporation of this

corporation is amended to read as follows:

            This corporation is authorized to issue but one (1) class of stock, that being "common capital stock." All previously issued Class A and Class B common shares are now merged into one (1) class of stock hereafter known as common capital shares and all previous differences, distinctions and preferences between Class A and Class B common shares no longer exist. The total number of shares, which the corporation shall hereafter have authority to issue, is fifty million (50,000,000) common capital shares and the par value of all such shares is a mill or $0.001 per share.

         (b)  ARTICLE SIX of the Articles of Incorporation of this corporation,

which maintains the language of the original article but which eliminates reference to Class A and Class B shares, is amended to read as follows:

               A statement of the preferences, privileges and restrictions granted to or imposed upon the holders of the common capital shares of this corporation is as follows:

               (a)  No holder of any stock of this corporation shall be entitled as of right to purchase or subscribe for any part of any stock of this corporation authorized herein by reason of any increase of the authorized capital stock of this corporation, or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of this corporation, but any stock authorized herein or any such additional authorized issue of any stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations, or associations and upon such terms and conditions as the Board of Directors may in their discretion determine, without offering any thereof on the same terms or on any terms to the stockholders then of record.

               (b)  None of the stock of this corporation shall be assessable or subject to redemption.

     3. The foregoing amendments to the Articles of Incorporation have been duly approved by the board of directors.

     4. The foregoing amendments to the Articles of Incorporation have been duly approved by the required vote of both the Class A and Class B shareholders in accordance with Sections 902 and 903, California Corporations Code. The total number of Class A and Class B shares outstanding and entitled to vote at a shareholders' meeting held on July 26, 2001, when the foregoing amendments were put to all the shareholders for a vote, was 180,300 Class A shares and 1,315,000 Class B shares. The number of shares of each class voting separately in favor of each of the amendments equaled or exceeded the vote required of each such class. Specifically, the percentage vote of the Class A shareholders required to approve and adopt the foregoing amendments was more than 50% of those Class A shareholders entitled to vote at the meeting and more than 50% of those Class A shareholders entitled to vote at the meeting did in fact separately vote, as a class, in favor of each of said amendments. In addition, the percentage vote of the Class B shareholders required to approve and adopt the foregoing amendments was more than 50% of those Class B shareholders entitled to vote at the meeting and more than 50% of those Class B shareholders entitled to vote at the meeting did in fact separately vote, as a class, in favor of each of said amendments.

     We, the undersigned, further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

                                   ANTICLINE URANIUM, INC.


DATE:  August 7, 2001              __________________________________
                                   By:  John Michael Coombs
                                   Its:  President



                                   ____________________________________
                                   By:  Terry Pantelakis
                                   Its: Secretary/Treasurer





                                             SEAL OF THE
                                        SECRETARY OF STATE
                                   OF THE STATE OF CALIFORNIA